Exhibit 10.1

WEST CENTRAL COOPERATIVE CONTRIBUTION AGREEMENT

This West Central Cooperative Contribution Agreement (“Agreement”) is made as of this 31st day of July, 2006, between West Central Cooperative, an Iowa cooperative association (herein “West Central” or the “Transferor”), having its main office at 406 1st Street, PO Box 68, Ralston, Iowa 51459, and Renewable Energy Group, Inc. (“Corporation”), having its main office at 406 1st Street, PO Box 128, Ralston, Iowa 51459.

Recitals

Transferor is engaged in the biodiesel business including (i) manufacturing, storing, transporting, selling and/or marketing of biodiesel fuels, lubricants and related products, (ii) designing, constructing and/or operating biodiesel facilities for itself and third parties, and (iii) financing, consulting or advisory services with respect thereto (collectively the “Biodiesel Business”). Transferor desires to join with other businesses and entities in transferring property into the Corporation in exchange for shares of stock in the Corporation, in a tax-free transfer qualifying under Section 351 of the Internal Revenue Code. Corporation desires to receive certain properties from the Transferor and from other entities and businesses, to consolidate and expand upon their biodiesel operations.

NOW THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound, the parties agree as follows:

1.             Transfer of Assets.

A.            Assets to be Transferred. Subject to the terms and conditions of this Agreement, at the Closing, Transferor shall irrevocably convey, assign, transfer and deliver to Corporation all of Transferor’s interests in the following assets utilized in Transferor’s Biodiesel Business:

(i)            Fixed Assets. All improvements, fixed assets and fixtures described on Schedule 1(A)(i) (“Fixed Assets”);

(ii)           Equipment. All equipment described in Schedule 1(A)(ii) (“Equipment”);

(iii)          Inventory. All inputs, raw materials, product and related inventory described in Schedule 1(A)(iii) (“Inventory”);

(iv)          Accounts Receivable. Accounts receivable described in Schedule 1(A)(iv) (“Accounts Receivable”);

(v)           Contract Rights. All contract rights described in Schedule 1(A)(v) (“Contract Rights”);

(vi)          Intellectual Property. All intellectual property described in Schedule 1(A)(vi) (“Intellectual Property”);

(vii)         Other Assets. All other assets of Transferor described in Schedule 1(A)(vii), and utilized in Transferor’s Biodiesel Business (“Other Assets”).

The Fixed Assets, Equipment, Inventory, Accounts Receivable, Contract Rights, Intellectual Property, and Other Assets shall be referred to herein collectively as the “Assets.”

B.            Excluded Assets. All other properties of the Transferor not included in the Assets as listed on the attached schedules are excluded from this Agreement and will be retained by Transferor (“Excluded Assets”). Without limiting the generality thereof, the Excluded Assets shall specifically include the properties listed in Schedule 1(B).

2.             Assumed Liabilities. At the Closing, the Corporation shall assume all obligations of the Transferor after the Closing for future performance under all Contract Rights set forth on Schedule 1(A)(v) (“Contract Obligations”), all debts and other obligations described in Schedule 2 (“Debts”), and all liabilities and obligations arising from the ownership of the Assets or operation of the Biodiesel Business from and after the Closing (“Post-Closing Liabilities”), Contract Obligations, Debts, and Post-Closing Liabilities referred to herein collectively as “Assumed Liabilities.”  Except for the Assumed Liabilities, the Corporation shall not assume and shall not in any way be responsible for any liabilities or obligations of any kind, nature or description including, without limitation, any liabilities or obligations arising from the ownership of the Assets or operation at the Biodiesel Business at any time prior to the Closing, which liabilities and obligations remain the liabilities and obligations of Transferor. The Transferor will discharge all of its known liabilities related to its Biodiesel Business on or in connection with the Closing, except the Assumed Liabilities.

3.             Issuance of Shares. In exchange for the Assets being transferred to the Corporation by Transferor, Corporation agrees to issue, execute and deliver to Transferor at Closing 6,784,667 shares of the Corporation’s common stock (“Shares”).

4.             Closing.

A.            Time and Place. The consummation of the transactions contemplated hereby shall take place at a closing (the “Closing”) to be held at the offices of the Corporation at a time to be mutually agreed upon by Corporation and Transferor (such date, the “Closing Date”).

B.            Deliveries by the Transferor. At the Closing, and upon satisfaction or waiver of the conditions set forth in Section 11(B) herein, Transferor will deliver or cause to be delivered to Corporation the instruments, consents, certificates and other documents required by Section 11(A)(iv).

C.            Deliveries by the Corporation. At the Closing, and upon satisfaction or waiver of the conditions set forth in Section 11(A) herein, Corporation will deliver or cause to be delivered to Transferor the instruments, certificates and other documents required of it by Section 11(B)(iv).

D.            Transfer of Possession. Possession of the Assets shall be delivered to Corporation at Closing (“Transfer of Possession”).

5.             Assignment of Contracts and Licenses. To the extent that transfer or assignment hereunder by Transferor to Corporation of any contract or license is not permitted or is not permitted without the consent or approval of another person, this Agreement shall not be deemed to constitute an assignment, an attempted assignment or an undertaking to assign such contract or license if such consent or approval is not given or if such an assignment, attempted assignment or undertaking otherwise would constitute a breach thereof or cause a loss of benefits thereunder. Prior to the Closing, Transferor shall use all reasonable efforts to obtain any and all such third party consents or approvals under all contracts or licenses to be transferred. If any such third party consent or approval is not obtained before the Closing, Transferor shall cooperate with Corporation in any reasonable arrangement designed to provide for Corporation after the Closing the benefits intended to be assigned to Corporation under the applicable contract or license, including enforcement at the cost and for the account of Corporation of any and all rights of Transferor against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and when any such consents or approvals shall be obtained after the Closing, then Transferor shall promptly assign its rights and obligations thereunder to Corporation without payment of additional consideration and Corporation shall assume such rights and obligations. Transferor shall act as agent on behalf of Corporation with respect to any such contracts and licenses until transfer or reissuance to Corporation and all revenue and expense of Transferor with respect to the business transacted pursuant to such contracts and licenses shall be for the account of Corporation without any additional charge by Transferor except as otherwise agreed pursuant to the Contract for Services between West Central and Corporation to be executed at or prior to Closing.

6.             Representations and Warranties of the Transferor. Transferor represents and warrants to Corporation that as of the date hereof and as of the Closing Date the following information is true and correct:

A.            Transferor is a cooperative association duly organized, validly existing and in good standing under the laws of the state of Iowa. The execution, delivery and performance of this Agreement by Transferor has been duly authorized by all necessary action on the part of Transferor, its governing body and members, and will not result in any violation or breach of any law, rule, regulation, contract, agreement, instrument, order, decree or judgment to which the Transferor is a party or by which it is bound. Except for filing of title transfer documents as may be required and except for such consents, approvals, and authorizations as already set out on Schedules 2.3 and 2.14(b) to the Stock Purchase Agreement dated the 1st day of August, 2006, between Corporation, Transferor, REG, LLC (f/k/a Renewable Energy Group, LLC), InterWest, L.C. and others (the “Stock Purchase Agreement”), no consent, approval or authorization of or declaration or filing with any person or entity (including any governmental authority) is required on the part of the Transferor for or in connection with the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Transferor enforceable against the Transferor in accordance with its terms.

B.            All tangible property included within the Fixed Assets and Equipment is in all material respects in good working order and condition at the execution of this Agreement subject, however, to the effect of ordinary wear and tear and depreciation arising from lapse of time or use with appropriate maintenance, and will be maintained in such condition through Closing.

C.            The Accounts Receivable included within the Assets are valid, genuine, and subsisting, arose out of bona fide sales and deliveries of goods or the performance of services, and to the knowledge of Transferor are not subject to any defenses, set offs, or counterclaims.

D.            The Inventory included within the Assets consists of items of quality, condition and quantity saleable in the ordinary course of the business of Transferor.

E.             Transferor has in all material respects performed all obligations required to be performed by Transferor to date under each of the Contract Rights referred to herein and is not in default thereunder, or in breach thereof, nor in receipt of any claim of default or breach thereunder, nor, to Transferor’s knowledge, has any event occurred which, with the passage of time or the giving of notice, or both, would cause a breach of, or a default under, any such agreement.

F.             Intellectual Property included within the Assets constitutes all intellectual property being used in Transferor’s Biodiesel Business as currently conducted. No claims of third parties for infringement with respect to Intellectual Property being transferred are currently pending or, to the knowledge of Transferor, are threatened. Except as set out on Schedule 1(A)(vi), Transferor does not have knowledge of any valid grounds for any bona fide claims (a) to the effect that the manufacture, sale, licensing or use of any products as now used, sold or licensed or proposed for use, sale or license by Transferor infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (b) against  the use  by Transferor of any Intellectual Property; (c) challenging the ownership, validity or effectiveness of any of the Intellectual Property; or (d) challenging the license or legally enforceable right to use the Intellectual Property. To the knowledge of Transferor, there is no unauthorized use infringement or misappropriation of any of the Intellectual Property by any third party, including any employee or former employee of Transferor.

G.            Except as expressly provided in this Agreement, the Assets are being assigned, transferred and conveyed to Corporation in “as is, where is” condition and Transferor makes no express or implied representation or warranty as to the condition, operability, or merchantability or any other aspect of the Assets. Transferor hereby disclaims any and all other express or implied representations or warranties regarding the Assets, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose, and no such representation or warranty has been or will become a basis of the bargain between the parties, nor has been or will be relied upon by Corporation.

H.            Other than with respect to Intellectual Property and except as set out on Schedule  6(H) (“Exceptions to Title”), Transferor owns good and marketable title to the Assets to be conveyed hereunder free and clear of any and all liens, security interests, restrictions and encumbrances. With respect to title to the Intellectual Property, Transferor at Closing will transfer all of Transferor’s rights in the Intellectual Property, free of any mortgage or security interest granted by Transferor.

I.              The Assets, together with the assets, properties and rights provided or to be provided to the Corporation pursuant to the Ground Lease, Asset Use Agreement and the Contract for Services (as such terms are defined in the Stock Purchase Agreement) constitute all of the assets, properties and rights which are required for or currently used in connection with the conduct of the Biodiesel Business of Transferor conducted as of the date hereof.

7.             Representations and Warranties of the Corporation. Corporation represents and warrants to Transferor that as of the date hereof and as of the Closing Date the following information is true and correct:

A.            Corporation is a corporation duly organized under the laws of the state of Delaware, and validly existing and in good standing under its laws of organization and of the state of Iowa. The execution, delivery and performance of this Agreement by Corporation has been duly authorized by all necessary action on the part of the Corporation, its Board of Directors and shareholders (as necessary), and will not result in a violation or breach of any law, rule, regulation, contract, agreement, instrument, order, decree or judgment to which the Corporation is a party or by which it is bound. No consent, approval or authorization of or declaration or filing with any person or entity (including any governmental authority) is required on the part of the Corporation for or in connection with the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and binding obligation of Corporation enforceable against the Corporation in accordance with its terms.

B.            Schedule 2.4 to the Stock Purchase Agreement contains a true and accurate list of all stockholders of the Corporation immediately following the consummation of the transactions contemplated by the initial closing of the Stock Purchase Agreement.

C.            That same Schedule 2.4 to the Stock Purchase Agreement further discloses all outstanding options, warrants, rights, agreements, contracts and commitments which would result in the issuance of additional stock in the Corporation.

8.             Indemnification. Transferor agrees to indemnify and hold harmless Corporation, its officers, directors, employees, agents and their successors and assigns, from and in respect of all claims, damages, losses, liabilities (including STRICT LIABILITY, if applicable), fine, penalty, tax, fee, charge, costs and expenses (including without limitation, costs of attempting to avoid or in opposing the imposition thereof and the reasonable fees and expenses of attorneys, accountants and other professional advisors) of every kind, nature or description (collectively “Losses”) arising out of or relating to (i) any liabilities or obligations of Transferor except Assumed Liabilities; (ii) the ownership, use or operation of the Assets prior to the Closing; and (iii) Transferor’s breach of any agreement, covenant, representation or warranty made or contained in this Agreement.

Corporation agrees to indemnify and hold harmless Transferor, its officers, directors, employees, agents and their successors and assigns, from and in respect of all Losses arising out of or relating to (i) Assumed Liabilities and (ii) Corporation’s breach of any agreement, covenant, representation or warranty made or contained in this Agreement.

9.             Further Documents, Agreements. Transferor shall execute and deliver such further documents and take such additional action as Corporation may reasonably request to effect, consummate, confirm or evidence the transfer to Corporation of the Assets, to put the Corporation in operational control of the Assets or otherwise exercise any right with respect thereto. Corporation shall execute and deliver such further documents and take such additional action as Transferor may reasonably request to effect, consummate, confirm or evidence the issuance of the Shares to Transferor and Corporation’s assumption of all obligations of Transferor under the Assumed Liabilities.

10.           Survival. The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and any investigation or finding made by or on behalf of the Transferor or the Corporation.

11.           Closing Conditions, Etc.

A.            Conditions to the Obligation of the Corporation. The obligations of Corporation to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Corporation in writing:

(i)            All representations and warranties of Transferor contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

(ii)           Transferor shall have performed and complied in all material respects with all the covenants, conditions and agreements required by this Agreement to be performed or complied by it on or prior to the Closing.

(iii)          There shall be in effect no law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

(iv)          Transferor shall have executed and delivered to Corporation the Bill of Sale, and the Assignment and Assumption Agreement in the form attached hereto as Exhibit 11(A)(iv), together with such other instruments of transfer as Corporation may reasonably request in order to transfer title to the Assets in conformance with this Agreement.

(v)           REG, LLC (f/k/a Renewable Energy Group, LLC) and InterWest, L.C. simultaneously close their transaction with the Corporation in exchange for stock, and the initial closing pursuant to the Stock Purchase Agreement.

B.            Conditions to the Obligation of the Transferor. The obligations of Transferor to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Transferor in writing:

(i)            All representations and warranties of Corporation contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

(ii)           Corporation shall have performed and complied in all material respects with all the covenants, conditions and agreements required by this Agreement to be performed or complied by it on or prior to the Closing.

(iii)          There shall be in effect no law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

(iv)          Corporation shall have issued, executed and delivered to Transferor 6,784,667 Shares, together with the Assignment and Assumption Agreement in the form attached hereto as Exhibit 11(A)(iv).

(v)           REG, LLC (f/k/a Renewable Energy Group, LLC) and InterWest, L.C. simultaneously close their transaction with the Corporation in exchange for stock, and the initial closing pursuant to the Stock Purchase Agreement.

C.            Interim Covenants. For the period commencing as of the date hereof and ending as of the Closing or the earlier termination of this Agreement, the Transferor shall (i) operate the Biodiesel Business of the Transferor in the ordinary course; (ii) use all reasonable efforts to ensure that its representations and warranties are true and correct in all material respects at and as of the Closing; and (iii) use all reasonable efforts to satisfy the Corporation’s conditions to closing applicable to the Transferor.

12.           Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

A.            By mutual written consent of the Corporation and the Transferor;

B.            By the Corporation, if the Transferor has breached any covenant, agreement, representation or warranty contained in this Agreement, and such breach is not cured within thirty (30) days after the Corporation gives the Transferor written notice identifying such breach;

C.            By the Transferor, if the Corporation has breached any covenant, agreement, representation or warranty contained in this Agreement, and such breach is not cured within thirty (30) days after the Transferor gives the Corporation written notice identifying such breach; or

D.            By the Corporation or the Transferor, if the closing shall not have occurred on or before September 30, 2006, or such other date, if any, as the Corporation and the Transferor may agree in writing, except that this Agreement may not be terminated under this Section 12(D) by any party that is in material breach of any representation, warranty, covenant or agreement contained herein.

13.           Miscellaneous.

A.            Notices. All notices, requests, demands, claims and other communications that are required or may be given pursuant to this Agreement must be in writing and delivered personally against written receipt, by reputable overnight courier, by telecopy or facsimile or by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

If to Corporation, to:

Renewable Energy Group, Inc.

406 1st Street, PO Box 128
Ralston, IA 51459
Attn: CFO

With a copy (which shall not constitute notice) to:

Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E Lincolnway, Suite 200
Jefferson, IA 50129
Attn: John A. Gerken
Phone: 515-386-3158; Facsimile: 515-386-8531

If to the Transferor, to:	West Central Cooperative
406 1st Street, PO Box 68
Ralston, IA 51459
Attn: CEO

With a copy (which shall not constitute notice) to:

Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E Lincolnway, Suite 200
Jefferson, IA 50129

Attn: John A. Gerken
Phone: 515-386-3158; Facsimile: 515-386-8531

Any such notice or other communication will be deemed to have been given; (a) if personally delivered, when so delivered, against written receipt; (b) if sent by reputable national overnight courier, three (3) business days after being so sent with confirmation of receipt; (c) if given by telecopier or facsimile, once such notice or other communication is transmitted to the facsimile number specified above and the appropriate answer back or telephonic confirmation is received; or (d) if mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth above, upon confirmation of receipt. Any notice, request, demand, claim or other communication given hereunder using any other means (including ordinary mail or electronic mail) shall not be deemed to have been duly given unless and until such notice, request, demand, claim or other communication actually is received by the individual for whom it is intended.

B.            Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Iowa, notwithstanding any conflicts-of-law doctrines or laws of any jurisdiction to the contrary.

C.            Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, personal representatives, successors and assigns.

D.            Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

E.             No Strict Construction. This Agreement shall not be interpreted in favor of or against either party on account of such party having drafted this Agreement.

F.             No Waiver. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

G.            Entire Agreement. This Agreement and the attached exhibits and schedules contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

H.            Headings. The headings of the sections herein are inserted for convenience of reference only and shall be ignored in the construction and interpretation hereof.

I.              Brokers. Each party hereto represents that no finder, broker, agent, financial advisor or other intermediary has acted on such party’s behalf in connection with the negotiation or consummation of this Agreement and no such person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any such person.

IN WITNESS WHEREOF, the parties hereto have executed this West Central Cooperative Contribution Agreement as of the date first set forth above.

TRANSFEROR:

WEST CENTRAL COOPERATIVE

By	/s/ JEFFREY STROBURG
Jeffrey Stroburg, CEO

CORPORATION:

RENEWABLE ENERGY GROUP, INC.

By	/s/ NILE RAMSBOTTOM
Nile Ramsbottom, President